UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2007

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 9.01.    Financial Statements and Exhibits

Explanatory Note

On January 29, 2006, Sun Microsystems, Inc. (the "Company") filed a Form 8-K (the "Original Report") relating to the entry into various material definitive agreements. The Original Report incorrectly included the wrong exhibit as Exhibit 4.1, and the remaining exhibits to the Original Report contained formatting errors. This Form 8-K/A is filed for the purpose of refiling Exhibits 4.1, 4.2, 4.3 and 10.1.

Exhibits

Exhibit 4.1 - Indenture related to the 0.625% Convertible Senior Notes, due 2012, dated as of January 26, 2007, between Sun Microsystems, Inc. and U.S. Bank National Association, as trustee (including form of 0.625% Convertible Senior Note due 2012).

Exhibit 4.2 - Indenture related to the 0.750% Convertible Senior Notes, due 2014, dated as of January 26, 2007, between Sun Microsystems, Inc. and U.S. Bank National Association, as trustee (including form of 0.750% Convertible Senior Note due 2014).

Exhibit 4.3 - Registration Rights Agreement, dated as of January 26, 2007, among Sun Microsystems, Inc. and KKR PEI Solar Holdings I, Ltd., KKR PEI Solar Holdings II, Ltd. and Citibank, N.A.

Exhibit 10.1 - Purchase Agreement, dated January 23, 2007, by and among Sun Microsystems, Inc., the Purchasers named in Exhibit A attached thereto (the "Purchasers"), Kohlberg Kravis Roberts & Co., L.P. and KKR PEI Investments, L.P.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Microsystems, Inc.

Date: February 02, 2007	By:	/s/ Brian M. Martin
Brian M. Martin
Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-4.1
Indenture related to the 0.625% Convertible Senior Notes, due 2012, dated as of January 26, 2007, between Sun Microsystems, Inc. and U.S. Bank National Association, as trustee (including form of 0.625% Convertible Senior Note due 2012).

EX-4.2
Indenture related to the 0.750% Convertible Senior Notes, due 2014, dated as of January 26, 2007, between Sun Microsystems, Inc. and U.S. Bank National Association, as trustee (including form of 0.750% Convertible Senior Note due 2014).

EX-4.3	Registration Rights Agreement, dated as of January 26, 2007, among Sun Microsystems, Inc. and KKR PEI Solar Holdings I, Ltd., KKR PEI Solar Holdings II, Ltd. and Citibank, N.A.
EX-10.1
Purchase Agreement, dated January 23, 2007, by and among Sun Microsystems, Inc., the Purchasers named in Exhibit A attached thereto (the "Purchasers"), Kohlberg Kravis Roberts & Co., L.P. and KKR PEI Investments, L.P.